                                                                 Exhibit 23.1


                       CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62765 and 333-80801) of Global Imaging Systems, Inc. of our report dated March 5,1999, except for Note 8, as to which the date is June 24, 1999 (relating to the Financial Statements of Lewan & Associates, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998) included in this Current Report on Form 8-K/A Amendment No. 3.

/s/ Deloitte & Touche LLP

Denver, Colorado

August 16, 1999


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